Exhibit 10.2

SCHLUMBERGER LIMITED

SUPPLEMENTARY BENEFIT PLAN

(As Amended and Restated Effective January 1, 1995,

and conformed to include amendments through January 1, 2009)

SCHLUMBERGER LIMITED

SUPPLEMENTARY BENEFIT PLAN

(As Amended and Restated Effective January 1, 1995,

and conformed to include amendments through January 1, 2009)

SCHLUMBERGER LIMITED

SUPPLEMENTARY BENEFIT PLAN

(As Amended and Restated Effective January 1, 1995,

and conformed to include amendments through January 1, 2009)

PREAMBLE

Schlumberger Limited (Schlumberger N.V.), a Netherlands Antilles corporation (the “Company”), established an unfunded deferred compensation plan known as the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 1981, and thereafter amended and restated such plan effective January 1, 1990. The amended and restated plan, as amended by the First Amendment thereto, is referred to herein as the “Prior Plan.” The purpose of the Prior Plan was to restore to eligible key employees of the Company and its participating subsidiaries and affiliated companies the amount of benefits which they are unable to receive under the Qualified Plans as a result of the Code Section 401(a)(17) Limitations, which limit the annual compensation that may be taken into account in computing benefits under the Qualified Plans, and by the Code Section 415 Limitations, which limit benefits and contributions under the Qualified Plans. Effective as of January 1, 1995, the Company hereby amends and restates the Prior Plan to (i) reflect the withdrawal of Schlumberger Technology Corporation and its subsidiaries as employers under the Prior Plan, (ii) reflect that all STC Plan Benefits (as herein defined) will be paid pursuant to the Schlumberger Technology Corporation Supplementary Benefit Plan, as established effective as of January 1, 1995, and (iii) incorporate the First Amendment to the Prior Plan (the “Plan”).

Program A of the Plan, set forth in Article III below, is intended to qualify for the exemptions provided under Title I of ERISA for plans that are not tax-qualified and that are maintained primarily to provide deferred compensation for a select group of management or highly compensated employees. Program B of the Plan, set forth in Article IV below, is intended to qualify for the exemptions provided under Title I of ERISA for plans that are excess benefit plans.

NOW, THEREFORE, Schlumberger Limited hereby amends and restates the Prior Plan, effective as of January 1, 1995, to read as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1 Definitions: Except as otherwise indicated, the terms used in this Plan shall have the same meaning as they have under the applicable Qualified Plans. For purposes of this Plan, the following definitions shall apply:

“Administrative Committee” shall mean the Administrative Committee of the Schlumberger Limited Pension Plan.

“Affiliate” shall mean any corporation in which the shares owned or controlled directly or indirectly by Schlumberger Limited shall represent 50% or more of the voting power of the issued and outstanding capital stock of such corporation. In addition to the above, the term “Affiliate” shall include any corporation or other trade or business which, together with Schlumberger Limited, is “under common control” within the meaning of Code Section 414(b) or (c) as defined in Code Section 1563(a)(1) and modified by Code Section 415(h). Notwithstanding the foregoing, the term “Affiliate” shall not include Schlumberger Technology Corporation, a Texas corporation, or any subsidiary of Schlumberger Technology Corporation.

“Board of Directors” shall mean the Board of Directors of Schlumberger Limited.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Code Section 401(a)(17) Limitations” shall mean the limitations imposed by Code Section 401(a)(17).

“Code Section 415 Limitations” shall mean the limitations imposed by Code Section 415 without regard to Code Section 415(c)(1)(B).

“Company” shall mean Schlumberger Limited (Schlumberger N.V.), a Netherlands Antilles corporation.

“Employee” shall mean any person who is employed by and carried on the payroll of an Employer and who meets the requirements for participation in a Qualified Defined Benefit Plan or Qualified Defined Contribution Plan maintained by an Employer.

“Employer” shall mean the Company and any Affiliate which meets the definition of an Employer in the applicable Qualified Plan.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Participant” shall mean a participant in a Qualified Defined Contribution Plan or a Qualified Defined Benefit Plan of the Company or any Affiliate.

“Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, as amended and restated effective January 1, 1995 and set forth herein, and as amended from time to time.

“Prior Plan” shall mean the Schlumberger Limited Supplementary Benefit Plan, effective as of January 1, 1990, as thereafter amended.

“Qualified Defined Benefit Plans” shall mean the defined benefit plans of the Company and its Affiliates which are intended to meet the requirements of ERISA and of Code Sections 401(a) and 501(a).

“Qualified Defined Contribution Plans” shall mean the profit-sharing plans of the Company and its Affiliates which are intended to meet the requirements of ERISA and of Code Sections 401(a) and 501(a); provided, however, that the term “Qualified Defined Contribution Plan” shall only include the portion of such a profit-sharing plan that provides for discretionary employer contributions and shall not include any portion of such a profit-sharing plan that is subject to Code Section 401(k) or 401(m).

“Qualified Plans” shall mean the Qualified Defined Contribution Plans and Qualified Defined Benefit Plans.

“STC Plan” shall mean the Schlumberger Technology Corporation Supplementary Benefit Plan, as established effective January 1, 1995 and as thereafter amended from time to time.

“STC Plan Benefit” shall mean any benefit accrued pursuant to Section 3.3 or 4.3 of the Prior Plan and unpaid as of January 1, 1995, to the extent calculated with reference to any Qualified Plan thereunder sponsored or contributed to by Schlumberger Technology Corporation or any subsidiary thereof.

1.2 Gender and Number: Except when otherwise indicated by the context, any masculine pronoun when used in the Plan shall refer to either male or female Participants, and the definition of any term in the singular shall also include the plural.

1.3 Severability: In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy questions of illegality or invalidity by amendment as provided in the Plan.

1.4 Applicable Law: This Plan shall be governed and construed in accordance with the laws of the State of New York.

1.5 Plan Not an Employment Contract: The Plan is not an employment contract. The receipt of benefits under the Plan does not give to any person the right to be continued in employment by the Company or an Affiliate, and all Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge (with or without cause), or any other change of employment status.

1.6 Source of Payment: The benefits described in this Plan are contractual obligations and liabilities of the applicable Employer to pay compensation for services in accordance with the terms hereof. All amounts paid under this Plan shall be paid in cash from the general assets of the applicable Employer. Benefits shall be reflected on the accounting records of the Employers, but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No special or separate fund need be established and no segregation of assets need be made to assure the payment of such benefits. No Participant shall have any right, title, or interest whatever in or to any investment reserves, accounts, funds or assets that the Company or the Employers may purchase, establish, or accumulate to aid in providing the benefits described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between an Employer or the Company and a Participant or any other person. Neither a Participant nor the beneficiary of a Participant shall acquire any interest hereunder greater than that of an unsecured creditor.

1.7 Tax Withholding: The Employer may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sums as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

ARTICLE II

PARTICIPATION

A Participant entitled to benefits under the Prior Plan shall receive such benefits, together with any benefits accrued hereunder from and after January 1, 1995, pursuant to the provisions of this Plan. Notwithstanding the foregoing, no Participant shall receive STC Plan Benefits hereunder from and after January 1, 1995, but such benefits shall instead be treated as provided in Section 5.5. An Employee who becomes eligible for participation in Program A of this Plan (as described in Section 3.2) from and after January 1, 1995 shall become a Participant in Program A of this Plan if, as of or after such date, the benefits he would otherwise receive as a result of his participation in one or more of the Qualified Plans are reduced as a result of the Code Section 401(a)(17) Limitations. An Employee who becomes eligible for participation in Program B of this Plan (as described in Section 4.2) from and after January 1, 1995 shall become a Participant in Program B of this Plan if, as of or after such date, the benefits he would otherwise receive as a result of his participation in one or more of the Qualified Plans are reduced as a result of the Code Section 415 Limitations. An Employee who becomes eligible for participation in both Program A and B of this Plan from and after January 1, 1995 and whose Qualified Plan benefits have been reduced by both the Code Section 401(a)(17) Limitations and the Code Section 415 Limitations shall participate in both Program A and B; provided, however, that nothing in this Plan shall entitle him to receive an amount that exceeds the total benefits that would have been his due under the Qualified Plans in the absence of the Code Section 401(a)(17) Limitations and the Code Section 415 Limitations.

ARTICLE III

PROGRAM A: RESTORATION OF

BENEFITS REDUCED BY CODE SECTION 401(a)(17)

3.1 Purpose: Code Section 401(a)(17) limits the amount of compensation that may be taken into account under the Qualified Plans. The purpose of Program A is to restore to Participants in the Qualified Plans any benefits that would have been available to them under the Qualified Plans had the Code Section 401(a)(17) Limitations not been imposed.

3.2 Eligibility: In order to participate in Program A of this Plan, an individual must (a) be a Participant in one of the Qualified Plans and (b) have experienced a reduction in the benefits he would have received from the Qualified Plan in which he is a Participant as a result of the Code Section 401(a)(17) Limitations on the amount of annual compensation that may be included in the calculation of benefits. In addition, this Program is intended solely for the participation of a select group of management or highly compensated employees, as those terms are set forth in Section 201(2) of ERISA.

3.3 Calculation of Restoration Benefit: The amount of restoration benefits payable to a Participant in Program A of this Plan with reference to each Qualified Defined Benefit Plan under which the Participant may claim benefits will be calculated in the manner described in

Subsection (a). The amount of benefits payable to a Participant in Program A of this Plan with reference to each Qualified Defined Contribution Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (b).

(a) Restoration of Amounts Under Qualified Defined Benefit Plans: When a Participant’s defined benefit commences under a Qualified Defined Benefit Plan, the Company will calculate a benefit in an amount equal to the excess of (i) over (ii), where (i) is equal to the amount of the defined benefit which would have been payable under the Qualified Defined Benefit Plan but for the Code Section 401(a)(17) Limitations and (ii) is equal to the amount of the benefit actually payable under the Qualified Defined Benefit Plan, which excess is hereinafter referred to as the “Defined Benefit Restoration Benefit.” The Company shall pay a Defined Benefit Restoration Benefit to the Participant or to such other person or persons as may be eligible for a survivor’s benefit under the applicable Qualified Defined Benefit Plan, at such times and in such manner as the benefit is payable pursuant to the terms of the Qualified Defined Benefit Plan; provided, however, that such a Defined Benefit Restoration Benefit shall only be paid to or in respect of a Participant who terminates Active Service after attaining age 50.

(b) Restoration of Amounts Under Qualified Defined Contribution Plans: A benefit, hereinafter referred to as the “Defined Contribution Restoration Benefit,” shall be provided to each Participant in Program A whose discretionary Employer profit-sharing contribution under a Qualified Defined Contribution Plan was reduced as a result of the Code Section 401(a)(17) Limitations. The Defined Contribution Plan Restoration Benefit shall be equal to the excess, if any, of (i) over (ii) where (i) is equal to the amount of the discretionary Employer profit-sharing contribution the Employer would have made to the Qualified Defined Contribution Plan for a Plan Year on behalf of the Participant, based on the Participant’s compensation for that Plan Year without regard to the Code Section 401(a)(17) Limitations, and (ii) is equal to the amount of the discretionary Employer profit-sharing contribution that the Employer actually paid into the Qualified Defined Contribution Plan on behalf of the Participant for such Plan Year, after application of the Code Section 401(a)(17) Limitations.

The Defined Contribution Restoration Benefit shall be treated as if it is actually invested in the applicable Qualified Defined Contribution Plan and shall be credited with gains and losses at the same time and in the same manner as amounts which are actually invested under the Qualified Defined Contribution Plan; provided, however, that any dividend or interest amounts credited with respect to the Schlumberger Common Stock Fund which are deemed to be credited to a Participant’s benefit under the Plan shall be characterized instead as if such dividend or interest amounts are invested in the General Fund. In addition, each Participant who is deemed to have an amount invested in the Schlumberger Common Stock Fund with respect to Prior Plan benefits accrued as of March 31, 1991, shall be deemed to have been credited with the equivalent number of whole shares of common stock of Schlumberger Limited as could have been purchased on March 31, 1991 based on the amount of the Participant’s Defined Contribution Restoration Benefit which was deemed to be invested in the Schlumberger Common Stock Fund on March 31, 1991 and the closing price of the common stock of Schlumberger Limited as listed on the New York Stock Exchange Composite Transactions Quotations on March 31, 1991. The number of shares of Schlumberger Limited common stock which are deemed to be held in such a Participant’s account under the Plan shall be frozen effective as of April 1, 1991 and no additional shares shall be credited to such account. Any investment election made pursuant to the Qualified Defined Contribution Plan shall also apply to the Defined Contribution Restoration Benefit and shall be effective at the same time that such election is applicable to the Participant’s Account under the Qualified Defined Contribution Plan. The Administrative Committee shall develop such procedures as it deems necessary for purposes of valuing the Defined Contribution Restoration Benefits and maintaining records thereof. The Defined Contribution Restoration Benefit shall be calculated for every Plan Year until the expiration of the Plan Year during which occurs the earliest of (1) the Participant’s termination of employment for any reason or (2) the termination of the Qualified Defined Contribution Plan under which the Participant is receiving benefits. The Defined Contribution Restoration Benefit shall become payable as provided in Section 5.2 hereof.

ARTICLE IV

PROGRAM B: RESTORATION OF

BENEFITS REDUCED BY CODE SECTION 415

4.1 Purpose: Code Section 415 limits the amount of benefits available under a defined benefit plan and the amount of contributions permissible under a defined contribution plan. The purpose of Program B is to restore to Participants any Qualified Plan benefits that have been reduced as a result of the Code Section 415 Limitations.

4.2 Eligibility: An employee is eligible to participate in Program B of this Plan if he (a) is a Participant in one of the Qualified Plans and (b) has experienced a reduction in the amount of benefits he would have received from the Qualified Plan in which he is a Participant as a result of the Code Section 415 Limitations.

4.3 Calculation of Restoration Benefit: The amount of restoration benefits payable to a Participant in Program B of this Plan with reference to each Qualified Defined Benefit Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (a). The amount of benefits payable to a Participant in Program B of this Plan with reference to each Qualified Defined Contribution Plan under which the Participant may claim benefits will be calculated in the manner described in Subsection (b).

(a) Restoration of Amounts Under Qualified Defined Benefit Plans: When a Participant retires under a Qualified Defined Benefit Plan after attaining age 50, the Company will calculate a benefit equal to the excess of (i) over (ii), where (i) is equal to the amount of the defined benefit that would have been payable under the Qualified Defined Benefit Plan without regard to the Code Section 415 Limitations and (ii) is equal to the amount of benefit actually payable under the Qualified Defined Benefit Plan, which excess is hereinafter referred to as the “Section 415 Defined Benefit Restoration Benefit.” The Company shall pay a Section 415 Defined Benefit Restoration Benefit to the Participant or to such person or persons as may be eligible for a survivor’s benefit under the applicable Qualified Defined Benefit Plan, at such times and such manner as the benefit is payable pursuant to the terms of the Qualified Defined Benefit Plan; provided, however, that such Section 415 Defined Benefit Restoration Benefit shall only be paid to or in respect of a Participant who terminates Active Service after attaining age 50.

(b) Restoration of Amounts Under Qualified Defined Contribution Plans: A benefit, hereinafter referred to as the “Section 415 Defined Contribution Restoration Benefit,” will be payable to Participants in Program B whose Qualified Defined Contribution Plan benefits were reduced as a result of the Code Section 415 Limitations. The Section 415 Defined Contribution Restoration Benefit shall be payable in an amount equal to the excess of (i) over (ii), where (i) is equal to the amount of the benefit which would have been payable under the Qualified Defined Contribution Plan without regard to the Code Section 415 Limitations and (ii) is equal to the amount of the benefit actually payable under the Qualified Defined Contribution Plan.

The Section 415 Defined Contribution Restoration Benefit shall be treated as if it is actually invested in the applicable Qualified Defined Contribution Plan and shall be credited with gains and losses at the same time and in the same manner as amounts which are actually invested under the Qualified Defined Contribution Plan; provided, however, that any dividend or interest amounts credited with respect to the Schlumberger Common Stock Fund which are deemed to be credited to a Participant’s benefit under the Plan shall be characterized instead as if such dividend or interest amounts are invested in the General Fund. In addition, each Participant who is deemed to have an amount invested in the Schlumberger Common Stock Fund with respect to Prior Plan benefits accrued as of March 31, 1991, shall be deemed to have been credited with the equivalent number of whole shares of common stock of Schlumberger Limited as could have been purchased on March 31, 1991 based on the amount of the Participant’s Section 415 Defined Contribution Restoration Benefit which was deemed to be invested in the Schlumberger Common Stock Fund on March 31, 1991 and the closing price of the common stock of Schlumberger Limited as listed on the New York Stock Exchange Composite Transactions Quotations on March 31, 1991. The number of shares of Schlumberger Limited common stock which are deemed to be held in such a Participant’s account under the Plan shall be frozen effective as of April 1, 1991 and no additional shares shall be credited to such account. Any investment elections made pursuant to the Qualified Defined Contribution Plan shall also apply to the Section 415 Defined Contribution Restoration Benefit and shall be effective at the same time that such election is applicable to the Participant’s Account under the Qualified Defined Contribution Plan. The Administrative Committee shall develop such procedures as it deems necessary for purposes of valuing the Section 415 Defined Contribution Restoration Benefits and maintaining records thereof. The Section 415 Defined Contribution Restoration Benefit shall be calculated for every Plan Year until the expiration of the Plan Year during which occurs the earliest of (1) the Participant’s termination of employment for any reason or (2) the termination of the Qualified Defined Contribution Plan under which the Participant is receiving benefits. The Section 415 Defined Contribution Restoration Benefit shall become payable as provided in Section 5.2 hereof.

ARTICLE V

VESTING AND FORM OF PAYMENT

5.1 Vesting: A Participant shall become vested in the benefits payable under Sections 3.3 and 4.3 hereof at the same time that he becomes vested under the applicable Qualified Plan; provided, however, that in order to become vested in the Defined Benefit Restoration Benefit and the Section 415 Defined Benefit Restoration Benefit, the Participant must attain age 50 before he terminates Active Service. Notwithstanding the foregoing, a Participant (and his survivor or Beneficiary) shall have no right to a benefit under this Plan if the Administrative Committee determines that the Participant engaged in a dishonest act injurious to the finances or reputation of the Company or any of its Affiliates or that the Participant has violated the Patent and Confidential Information Agreement between the Participant and the Company or any of its Affiliates or any other confidential arrangement involving the Company or any of its Affiliates to which he is a party or by which he is bound.

5.2 Defined Contribution Plan Benefits: The Defined Contribution Restoration Benefit and the Section 415 Defined Contribution Restoration Benefit (the “Defined Contribution Benefits”) shall be payable in the form of a lump sum. Such lump-sum payment shall be made as soon as practicable following the end of the Plan Year in which the

Participant’s termination of Active Service occurs. In the event of the death of the Participant prior to full payment of his Defined Contribution Benefits, any such unpaid benefits shall be paid in a lump sum to the person or persons who are designated as the Participant’s Beneficiaries under the applicable Qualified Defined Contribution Plan (with the valid consent of the Participant’s spouse where required under the Qualified Defined Contribution Plan). Any such Defined Contribution Benefits which are paid as a result of the death of the Participant shall be paid in a lump sum as soon as practicable following the end of the Plan Year in which the Participant’s death occurs.

Notwithstanding the above, a Participant or Beneficiary may request that the lump-sum payment be made as soon as practicable following the end of the Plan Quarter in which the Participant’s termination of Active Service occurs (hereinafter referred to as an “Early Distribution”). Any such request for an Early Distribution under this Plan may only be made if the Participant or Beneficiary has first elected an Early Distribution under the Qualified Defined Contribution Plan and, thereby, has agreed to forfeit all discretionary Employer profit-sharing contributions and reallocated forfeitures under the Qualified Defined Contribution Plan for the Plan Year in which the Participant’s termination of Active Service occurs. A request for an Early Distribution under this Plan must be submitted to the Administrative Committee prior to the end of the Plan Quarter in which the Participant terminates Active Service. An Early Distribution is subject to the unanimous approval of the Administrative Committee. When considering a request for an Early Distribution under this Plan, the Administrative Committee will review all relevant factors, including but not limited to, a review of (i) the impact of the proposed Early Distribution on the liquidity of the Company, (ii) the business conditions prevailing at the time of the proposed Early Distribution, and (iii) the Participant’s compliance with the terms of the Patent and Confidential Information Agreement between the Participant and the Company or the applicable Affiliate. If the Administrative Committee does not approve the request for an Early Distribution, the lump-sum payment will be made after the end of the Plan Year in which the Participant’s termination of Active Service occurs. If the Administrative Committee approves the request of a Participant or Beneficiary for an Early Distribution, the Participant or Beneficiary will forfeit all Qualified Defined Contribution Plan benefits for the entire Plan Year in which the Participant’s termination of Active Service occurs. In the case of the death of a Participant, if there is more than one designated Beneficiary, all Beneficiaries must request the Early Distribution and such request must be approved by the Administrative Committee, otherwise payment will be made after the end of the Plan Year in which the Participant’s death occurs.

5.3 Defined Benefit Plan Benefits: The Defined Benefit Restoration Benefit and the Section 415 Defined Benefit Restoration Benefit (the “Defined Benefits”) shall be paid in the same manner and shall commence on the same date that benefits commence under the applicable Qualified Defined Benefit Plan. In the event of the death of a Participant either (i) prior to commencement of his Defined Benefits or (ii) after commencement of such benefits, but prior to final satisfaction of all such amounts under this Plan, Defined Benefits shall be paid to an eligible survivor only if a death benefit is also payable to such survivor under the terms of the applicable Qualified Defined Benefit Plan (including payment under any optional form of payment elected by the Participant under such plan). If a Qualified Joint and Survivor Annuity is payable upon the Participant’s death under the applicable Qualified Defined Benefit Plan, then any Defined Benefits payable under this Plan as a result of the Participant’s death shall also be paid in the form of a Qualified Joint and Survivor Annuity. Notwithstanding the above, the Administrative Committee, in its discretion, may determine that certain small monthly amounts of Defined Benefits shall be paid on a quarterly or annual basis, rather than on a monthly basis.

5.4 Non-Duplication of Benefits: The purpose of this Plan is to restore certain benefits which would otherwise be lost under the Qualified Plans. The benefits payable under this Plan shall be coordinated to ensure that benefit reductions attributable to the Code Section 401(a)(17) Limitations and the Code Section 415 Limitations are calculated to prevent duplication of benefits under this Plan. As pension payment amounts are adjusted annually under the Qualified Defined Benefit Plans to take into account cost of living adjustments prescribed by the Secretary of Treasury, the amount of the Section 415 Defined Benefit Restoration Benefit shall be adjusted annually to reflect such changes.

5.5 STC Plan Benefits: Notwithstanding any provisions of this Plan or the Prior Plan to the contrary, all STC Plan Benefits otherwise payable pursuant thereto shall not be so paid, but shall be payable instead pursuant to the STC Plan. To the extent that any STC Plan Benefits are paid pursuant to this Plan, such benefits shall be deemed for all purposes to have been paid pursuant to the terms of the STC Plan. Notwithstanding any provision herein to the contrary, this Plan shall be administered to prevent duplication of any benefits paid under the STC Plan.

ARTICLE VI

ADMINISTRATION

6.1 Administration: The Plan shall be administered, construed and interpreted by the Administrative Committee. The determinations by the Administrative Committee as to any disputed questions arising under the Plan, including questions concerning the Employees who are eligible to be Participants in the Plan and the amounts of their benefits under the Plan, and the construction and interpretation by the Administrative Committee of any provision of the Plan, shall be final, conclusive and binding upon all persons including Participants, their

Beneficiaries and survivors, the Company, its stockholders and Employees, and the Employers. A member of the Administrative Committee who is also a Participant in the Plan must abstain from voting on any matter relating specifically to his own benefits under the Plan.

6.2 Expenses: The expenses of administering the Plan shall be borne by the Company.

6.3 Indemnification: The members of the Administrative Committee and its agents shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgement in any such action, suit, or proceeding. The foregoing provisions shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct.

6.4 Non-Alienation of Benefits: Except by mutual agreement between the Company and the Participant, any benefit payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary, involuntary, by operation of law or otherwise, and any attempt at such shall be void, and any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements, or torts of the person who shall be entitled to such to such benefit, nor shall it be subject to attachment or legal process for or against such person.

ARTICLE VII

MERGER, AMENDMENT AND TERMINATION

71. Merger, Consolidation or Acquisition: In the event of a merger, consolidation or acquisition where an Employer is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on the Plan, this Plan shall terminate with respect to such Employer, and no additional benefits shall accrue for the Employees of such Employer. Unpaid vested benefits which have been accrued up to the date of the merger, consolidation or acquisition shall be paid as scheduled unless the successor or acquiring corporation elects to accelerate payment.

7.2 Amendment and Termination: The Board of Directors may amend, modify, or terminate the Plan in whole or in part at any time. In the event of a termination of the Plan pursuant to this Section, unpaid vested benefits shall continue to be an obligation of the Company or other applicable Employer and shall be paid as scheduled.

7.3 Participating Affiliates: Any Affiliate that meets the definition of a Participating Affiliate or an Employer under a Qualified Plan and that has any Employees whose benefits under such Qualified Plan are affected by the Code Section 401(a)(17) Limitations or the Code Section 415 Limitations shall be deemed to have adopted this Plan for the benefit of such eligible Employees. Such Affiliate shall be bound as an Employer by all the terms, provisions, conditions, and limitations of the Plan and shall compile and submit all information required by the Company with reference to its Employees who are eligible for participation in the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers in a number of copies, each of which shall be deemed an original but all of which shall constitute one and the same instrument, this ___ day of _______________, 1996, but effective as of the first day of January, 1995.

SCHLUMBERGER LIMITED

By

ATTEST: